Exhibit 99.1

TURTLE BEACH REPORTS FIRST QUARTER 2022 RESULTS IN-LINE WITH EXPECTATIONS, DEMONSTRATING CONTINUED EXPERT OPERATIONAL EXECUTION

Company Continues Targeting Roughly $100 Million of Revenue Outside of

Console Gaming Headset Business in 2022 with a Positive Contribution to EBITDA

Maintains 2022 Financial Outlook

White Plains, NY – May 4, 2022 – Leading gaming accessory maker Turtle Beach Corporation (Nasdaq: HEAR), reported financial results for the first quarter ended March 31, 2022.

First Quarter Summary vs Year-Ago Quarter:

●	Net revenue was $46.7 million, compared to $93.1 million;
●	Net loss was $(6.5) million, or $(0.40) per diluted share, compared to net income of $8.8 million, or $0.49 per diluted share; and
●	Adjusted EBITDA loss was $(5.7) million compared to adjusted EBITDA of $15.3 million;
●	All three metrics met or exceeded expectations against the year ago quarter, in which the Company’s 166% revenue growth far exceeded market and peer performance.

Management Commentary

“During the quarter we unveiled a variety of innovative new gaming accessories – including new additions to our best-selling Stealth wireless headset series, maintained our clear leadership position in the console gaming headset market, and continued our strong progress across non-console headset categories, all while executing in-line with expectations,” said Juergen Stark, CEO and Chairman, Turtle Beach Corporation. “Our ability to meet projections despite the significantly impacted consumer spending environment is a testament to the strength of our team and the quality of our products. Our industry-leading products are highly attractive to gamers at all price points, and we remain focused on leveraging our disciplined, lean operating team to capture more market share across the categories in which we operate.”

“While the gaming market continues to benefit from excellent long-term secular trends, as we previously stated in our guidance, we expect growth to be concentrated in the second half of 2022. This is due to the lack of stimulus spending that benefited the first half of 2021, as well as consumer caution on discretionary spending considering inflationary and other macroeconomic concerns.

“We continue to target roughly $100 million in revenue outside our console gaming headset business this year, building off the expansion of our PC accessory portfolio and entry into gaming controllers, flight simulation, and microphones in 2021. Beyond the excellent new wireless console gaming headsets we’ve already announced this year, with several more still to come, we will be introducing an exciting set of additional products across our new categories. To highlight the productivity of these investments, we expect our non-console-headset categories to produce a positive net contribution to EBITDA in 2022. Given our proven ability to navigate market challenges and execute our strategy, we are maintaining our outlook for the year, and have confidence in our ability to continue driving long-term value and attractive returns for Turtle Beach stockholders.”

First Quarter 2022 Financial Results

Net revenue in the first quarter of 2022 was slightly above expectations at $46.7 million, compared to $93.1 million a year ago where the Company’s revenues were up 166% year-over-year, significantly outpacing the gaming market and peers.

Gross margin in the first quarter of 2022 was 30.1% versus 37.5% in the year-ago quarter, due to significantly higher freight costs, fixed cost de-leveraging, and more normalized promotional credits partially offset by business mix.

Operating expenses in the first quarter of 2022 were $22.3 million compared to $22.6 million in the year-ago quarter, reflecting lower revenue-based sales expenses and lower marketing spending, partially offset by higher product development expenses to support market and geographic expansion versus the comparable period.

Net loss in the first quarter of 2022 was $(6.5) million, or $(0.40) per diluted share, compared to net income of $8.8 million, or $0.49 per diluted share, in the year-ago quarter. Excluding several adjustments to net income in both periods (as summarized below in Table 4), adjusted net loss (as defined below in “Non-GAAP Financial Measures”) in the first quarter of 2022 was $(6.3) million, or $(0.39) per diluted share, compared to adjusted net income of $9.4 million, or $0.52 per diluted share, in the year-ago quarter. The weighted average diluted share count for the first quarter of 2022 was 16.2 million compared to 18.1 million in the year-ago quarter.

Adjusted EBITDA loss (as defined below in “Non-GAAP Financial Measures”) in the first quarter of 2022 was modestly above expectations, totaling $(5.7) million, compared to adjusted EBITDA of $15.3 million in the year-ago period, due to lower revenue and increased logistics costs caused by supply chain challenges.

Balance Sheet and Cash Flow Highlights

At March 31, 2022, the Company had $23.7 million of cash and cash equivalents with no outstanding debt, including under its revolving credit line. This compares to $63.0 million of cash and cash equivalents with no outstanding debt at March 31, 2021. Cash used for operating activities in the first quarter of 2022 was $13.3 million, compared to cash provided by operations of $21.1 million in the year-ago quarter. The decrease was primarily due to lower net earnings and working capital needs. Inventories at March 31, 2022 were $117.4 million compared to $59.1 million in the year-ago period, a reflection of continued longer shipping lead times and higher target inventories to mitigate ongoing supply disruptions.

Maintaining 2022 Outlook

The Company is maintaining its full year 2022 outlook and expects revenue to be approximately flat, plus or minus 5%, from its record 2021 revenues. The Company expects second quarter 2022 revenues to be approximately flat to first quarter 2022, and anticipates stronger growth in the second half of 2022 driven by the launch of new triple A games in advance of the holiday season, lesser constraints on console supplies, pent-up demand created by short-term consumer caution, and the impact from new product launches.

Gross margins are expected to be roughly 2-3% below our mid 30’s target range, reflecting the impact of 3-4% in higher freight and component costs which we anticipate will abate somewhat over time, as well as the expected return to normal promotional levels, partially offset by factoring higher costs into new product pricing.

Given the impact of higher costs on gross margin this year, we expect our adjusted EBITDA margin to be within the range of approximately 9% to 11%, as compared to our 10+% target, due to the factors stated above. Net income per diluted share is expected to be within the range of $0.70 to $1.20 based upon 17.5 million diluted shares for 2022.

With respect to the Company's adjusted EBITDA outlook for the full year 2022, a reconciliation to its net income (loss) outlook for the same periods has not been provided because of the variability, complexity, and lack of visibility with respect to certain reconciling items between adjusted EBITDA and net income (loss), including other income (expense), provision for income taxes and stock-based compensation. These items cannot be reasonably and accurately predicted without the investment of undue time, cost and other resources and, accordingly, a reconciliation of the Company’s adjusted EBITDA outlook to its net income (loss) outlook for such periods is not provided. These reconciling items could be material to the Company’s actual results for such periods.

Conference Call Details

Turtle Beach Corporation will hold a conference call today, May 4, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its first quarter 2022 results.

Chairman and CEO Juergen Stark and CFO John Hanson will host the call, followed by a question-and-answer session.

Conference Call Details:

Date: Wednesday, May 4, 2022

Time: 5:00 p.m. ET / 2:00 p.m. PT

Toll-Free Dial-in Number / PIN: (866) 374-5140 / 84197153#

International Dial-in Number: / PIN (404) 400-0571 / 84197153#

For the conference call, please dial-in 5-10 minutes prior to the start. If you have any difficulty with the conference call, please contact Gateway Investor Relations at (949) 574-3860 or press “0” to be connected with an operator.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.turtlebeachcorp.com.

Non-GAAP Financial Measures

In addition to its reported results, the Company has included in this earnings release certain financial results, including adjusted EBITDA, and adjusted net income that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company's results. “Non-GAAP Earnings” is defined as net income excluding (i) integration and transaction costs related to acquisitions and (ii) certain non-recurring business costs. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation (non-cash), and certain non-recurring special items that we believe are not representative of core operations (e.g., the integration and transaction costs related to acquisitions, and the change in fair value of contingent consideration). These non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The presented non-GAAP financial measures exclude items that management does not believe reflect the Company’s core operating performance because such items are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. See a reconciliation of GAAP results to Adjusted Net Income and Adjusted EBITDA included below for each of the three months ended March 31, 2022 and 2021.

About Turtle Beach Corporation

Turtle Beach Corporation (corp.turtlebeach.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing high-quality, comfort-driven headsets for all gamers. Innovation, first-to-market features, a broad range of products, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. In 2021, Turtle Beach expanded the best-selling brand beyond headsets and successfully launched the first of its groundbreaking game controllers and gaming simulation accessories. Turtle Beach’s ROCCAT brand (www.roccat.com) combines detail-loving German innovation with a genuine passion for designing the best PC gaming products, including award-winning keyboards, mice, headsets, mousepads, and other PC accessories. Turtle Beach’s Neat Microphones brand (www.neatmic.com) creates high-quality USB and analog microphones for gamers, streamers, professionals and students that embrace cutting-edge technology and design. Turtle Beach’s shares are traded on the Nasdaq Stock Market under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to logistic and supply chain challenges, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business, including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, the Company’s liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

All trademarks are the property of their respective owners.

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CONTACTS:

MacLean Marshall

Sr. Director, Public Relations &

Brand Communications

Turtle Beach Corporation

858.914.5093

maclean.marshall@turtlebeach.com

Investor Information:

Cody Slach or Alex Thompson

Gateway Investor Relations

949.574.3860

hear@gatewayir.com

Turtle Beach Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per-share data)

(unaudited)

Table 1.

	Three Months Ended
	March 31,	March 31,
	2022	2021
Net revenue	$46,662	$93,053
Cost of revenue	32,633	58,198
Gross profit	14,029	34,855
Operating expenses:
Selling and marketing	10,829	11,545
Research and development	5,252	3,993
General and administrative	6,235	7,037
Total operating expenses	22,316	22,575
Operating income (loss)	(8,287)	12,280
Interest expense	109	97
Other non-operating expense (income), net	719	579
Income (loss) before income tax	(9,115)	11,604
Income tax expense (benefit)	(2,639)	2,766
Net income (loss)	$(6,476)	$8,838

Net income (loss) per share
Basic	$(0.40)	$0.57
Diluted	$(0.40)	$0.49
Weighted average number of shares:
Basic	16,194	15,551
Diluted	16,194	18,076

Turtle Beach Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

Table 2.

	March 31,	December 31,
	2022	2021
	(unaudited)
ASSETS	(in thousands, except par value and share amounts)
Current Assets:
Cash and cash equivalents	$23,700	$37,720
Accounts receivable, net	11,814	35,953
Inventories	117,422	101,933
Prepaid expenses and other current assets	15,773	17,506
Total Current Assets	168,709	193,112
Property and equipment, net	6,293	6,955
Deferred income taxes	8,229	5,899
Goodwill	10,686	10,686
Intangible assets, net	5,464	5,788
Other assets	8,669	8,065
Total Assets	$208,050	$230,505
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Revolving credit facility	$—	$—
Accounts payable	32,899	40,475
Other current liabilities	27,385	37,693
Total Current Liabilities	60,284	78,168
Income tax payable	3,774	3,774
Other liabilities	7,630	7,194
Total Liabilities	71,688	89,136
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.001 par value - 25,000,000 shares authorized; 16,244,625 and 16,168,147 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	16	16
Additional paid-in capital	200,176	198,278
Accumulated deficit	(63,528)	(57,052)
Accumulated other comprehensive income (loss)	(302)	127
Total Stockholders’ Equity	136,362	141,369
Total Liabilities and Stockholders’ Equity	$208,050	$230,505

Turtle Beach Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

Table 3.

	Three Months Ended
	March 31, 2022	March 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES	$(13,348)	$21,087

CASH FLOWS FROM INVESTING ACTIVITIES	(611)	(4,780)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on revolving credit facilities	-	97,032
Repayment of revolving credit facilities	-	(97,032)
Proceeds from exercise of stock options and warrants	361	911
Repurchase of common stock to satisfy employee tax withholding obligations	-	(215)
Net cash provided by (used for) financing activities	361	696
Effect of exchange rate changes on cash and cash equivalents	(422)	(719)
Net increase (decrease) in cash and cash equivalents	(14,020)	16,284
Cash and cash equivalents - beginning of period	37,720	46,681
Cash and cash equivalents - end of period	$23,700	$62,965

Turtle Beach Corporation

Reconciliation of GAAP and Non-GAAP Measures

(in thousands, except per-share data)

(unaudited)

Table 4.

	Three Months Ended
	March 31, 2022	March 31, 2021
Net Income (Loss)
GAAP Net Income (Loss)	$(6,476)	$8,838

Adjustments, net of tax:
Non-recurring business costs	173	465
Acquisition integration costs	—	118
Non-GAAP Earnings	$(6,303)	$9,421

Diluted Earnings Per Share
GAAP- Diluted	$(0.40)	$0.49

Non-recurring business costs	0.01	0.03
Acquisition integration costs	-	0.01
Non-GAAP- Diluted	$(0.39)	$0.52

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

Table 5.

	Three Months Ended
	March 31, 2022
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (1)	EBITDA
Net revenue	$46,662	$-	$-	$-	$-	$46,662
Cost of revenue	32,633	(585)	-	(26)	-	32,022
Gross Profit	14,029	585	-	26	-	14,640

Operating expenses	22,316	(607)	(312)	(1,511)	(232)	19,654

Operating income (loss)	(8,287)	1,192	312	1,537	232	(5,014)

Interest expense	109
Other non-operating expense (income), net	719					719

Income (loss) before income tax	(9,115)
Income tax benefit	(2,639)
Net loss	$(6,476)			Adjusted EBITDA		$(5,733)

(1)	Other includes certain business acquisition costs and non-recurring business costs.

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

Table 5. (continued)

	Three Months Ended
	March 31, 2021
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (1)	EBITDA
Net revenue	$93,053	$-	$-	$-	$-	$93,053
Cost of revenue	58,198	(237)	-	(397)	-	57,564
Gross Profit	34,855	237	-	397	-	35,489

Operating expenses	22,575	(502)	(303)	(1,389)	(801)	19,580

Operating income	12,280	739	303	1,786	801	15,909

Interest expense	97
Other non-operating expense (income), net	579					579

Income before income tax	11,604
Income tax expense	2,766
Net income	$8,838			Adjusted EBITDA		$15,330

(1) Other includes certain business acquisition costs and non-recurring business costs.